Exhibit (a)(1)(xii)
Supplement To Offer To Purchase For Cash
by
Central Parking Corporation
of
Up to 4,400,000 Shares of its Common Stock
at
A Purchase Price Not Greater Than $16.00 Nor Less Than $14.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON OCTOBER 14, 2005, UNLESS THE OFFER IS EXTENDED.

      Re: Central Parking Corporation 1996 Employee Stock Purchase Plan (the “Plan”)
To Plan Participants:
      On August 12, 2005, Central Parking Corporation, a Tennessee corporation (the “Company”) distributed an Offer to Purchase and Letter of Transmittal related to its modified “Dutch Auction” tender offer to purchase up to 4,400,000 shares of its common stock, par value $0.01 per share (the “Shares”), at a purchase price not greater than $16.75 nor less than $14.50 per share. The tender offer was scheduled to expire on September 30, 2005. The Company has extended the expiration date of the tender offer to 12:00 Midnight, New York City time, on Friday, October 14, 2005. The Company has also modified the range of purchase prices to not greater than $16.00 nor less than $14.00 per share. The maximum number of shares to be purchased remains 4,400,000.
      The offer to purchase was originally made upon the terms and subject to the conditions described in the Offer to Purchase dated August 12, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Original Letter of Transmittal”) previously distributed to shareholders. The Offer to Purchase was amended on August 29, 2005 and September 14, 2005, and has been amended and supplemented by the enclosed Supplement to Offer to Purchase (the “Supplement”) and the related amended Letter of Transmittal (the “Amended Letter of Transmittal”). The Offer to Purchase, the Supplement and the Amended Letter of Transmittal, as amended or supplemented from time to time, together constitute the “tender offer.”
      PARTICIPANTS IN THE PLAN THAT PREVIOUSLY SPECIFIED ON AN INSTRUCTION FORM THAT THEY ARE WILLING TO SELL A PERCENTAGE OF THE SHARES HELD IN THEIR ACCOUNT UNDER THE PLAN AT THE PRICE DETERMINED BY THE COMPANY IN THE TENDER OFFER, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION, DO NOT NEED TO TAKE ANY ACTION IN RESPONSE TO THE SUPPLEMENT.
      ALL OTHER PREVIOUS TENDERS OF SHARES UNDER THE PLAN ARE INVALID. IF YOU DO NOT COMPLETE THE ENCLOSED INSTRUCTION FORM AND RETURN IT TO THE SERVICING AGENT FOR RECEIPT NOT LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 12, 2005, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED BY THE SERVICING AGENT IN THE TENDER OFFER.
      The Company will determine a single per Share price (not greater than $16.00 nor less than $14.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not properly withdrawn (the “Purchase Price”), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Purchase Price will be the lowest price that will enable the Company to purchase 4,400,000 Shares (or such lesser number of Shares as are validly tendered) pursuant to the Offer. However, the Company reserves the right, in its sole discretion, to purchase more than 4,400,000 Shares pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to odd lot tender, proration and conditional tenders described in the Offer to

Purchase. The Purchase Price will be paid in cash, net to the seller without interest thereon, with respect to all Shares purchased. The Company will return all other Shares, including Shares tendered conditionally or at prices greater than the Purchase Price and Shares not purchased because of proration.
      As the Servicing Agent for the Plan, we are the holder of record of Shares purchased under the Plan that are credited to your individual Plan account with us. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Amended Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
      We request instructions as to whether you wish us to tender any or all of the Shares that are eligible to be tendered as described below and held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Amended Letter of Transmittal.
      Your attention is directed to the following:
      (1) You may tender Shares at either (i) the price determined by you (in multiples of $0.25), not greater than $16.00 nor less than $14.00 per Share, or (ii) the price determined by “Dutch Auction” as indicated in the attached instruction form, net to you in cash without interest thereon. You should mark the box entitled, “Shares Tendered at Price Determined by the Dutch Auction” if you are willing to accept the Purchase Price resulting from the “Dutch Auction” tender process. This could result in your receiving the minimum price of $14.00 per Share.
      (2) You may condition the tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless such specified minimum is purchased by the Company pursuant to the terms of the Offer to Purchase and the related Amended Letter of Transmittal, none of the Shares tendered by you will be purchased, except as described in Section 6 of the Offer to Purchase. If you wish us to condition your tender upon the purchase of a specified minimum number of Shares, please complete the box entitled “Conditional Tender” on the instruction form. It is your responsibility to calculate such minimum number of Shares, and you are urged to consult your own tax advisor. If you complete the box entitled “Conditional Tender” and the minimum number of Shares you so designate exceeds the number of Shares credited to your individual Plan account with us and eligible to be tendered as described in paragraph (1) above, you will be deemed to have elected NOT to tender any such Shares in your individual Plan account, and no such Shares will be tendered.
      (3) The Offer is for up to 4,400,000 Shares. Although the Company has no present intention of so doing, the Company reserves the right to purchase more than 4,400,000 Shares pursuant to the Offer. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, conditioned on other factors. See Section 7 of the Offer to Purchase.
      (4) The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 14, 2005, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time (at least two business days prior to the expiration of the Offer) to permit us to submit a tender on your behalf. Accordingly, although the deadline for the Servicing Agent to tender your Shares is October 14, 2005, you must send your instruction form to the Servicing Agent for receipt by 3:00 p.m., New York City time, on Wednesday, October 12, 2005. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or any time after October 11, 2005 if they have not been accepted for payment.
      (5) As described in the Offer to Purchase, if more than 4,400,000 Shares have been validly tendered at or below the Purchase Price and not properly withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), the Company will purchase Shares in the following order of priority:

(a) all Shares validly tendered at or below the Purchase Price and not properly withdrawn on or prior to the Expiration Date by any stockholder (an “Odd Lot Owner”) who owns beneficially or of record an aggregate of fewer than 100 Shares and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes, or whose broker, bank or other fiduciary completes, the box captioned “Odd Lots” on the Amended Letter of Transmittal and, if applicable, the Amended Notice of Guaranteed Delivery;

(b) after purchase of all of the foregoing Shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other Shares validly tendered at or below the Purchase Price and not properly withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate rounding adjustments to avoid purchases of fractional Shares); and

(c) If conditional tenders would otherwise be deemed to have been withdrawn because they are not accepted by the Company and the total number of Shares to be purchased would otherwise fall below 4,400,000, then, to the extent feasible, the Company will select enough of such conditional tenders to permit the Company to purchase 4,400,000 Shares. In selecting among such conditional tenders, the Company will select by random lot and will limit its purchase in each case to the designated minimum number of Shares to be purchased.

      (6) The preference to Odd Lot Owners will not be available to you unless the box entitled “Odd Lots” on the instruction form is completed.
      (7) Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Amended Letter of Transmittal.
      (8) If you wish to tender portions of your Share holdings at different prices, you must specify the percentage (in whole numbers) of Shares credited to your individual Plan account that you want to tender at each price indicated. Leave a line blank if you want no Shares tendered at that price. Also, you may elect to accept the Purchase Price resulting from the Dutch Auction tender process. This could result in your receiving a price per Share as low as $14.00 or as high as $16.00. The sum of the percentages you write into the table on the instruction form may not exceed 100%, but it may be less than 100%. If the sum of such percentages is less than 100%, you will be deemed to have instructed the Servicing Agent NOT to tender the balance of the Shares credited to your individual account.
      If you hold Shares directly, you will receive, under separate cover, Offer materials directly from the Company which can be used to tender such Shares. Those Offer materials may not be used to direct us with respect to the tender of the Shares purchased under the Plan that are credited to your individual Plan account with us as Servicing Agent for the Plan. The instruction to tender or not tender Shares credited to your individual Plan account under the Plan may only be made in accordance with the procedures described in this letter. Similarly, the enclosed instruction form may not be used to tender non-Plan Shares held of record by you or beneficially held by you through a broker or dealer.
      Neither the Company, its Board of Directors, the Dealer Manager, the Depositary nor the Information Agent makes any recommendation to any shareholder as to whether to tender all or any Shares or as to the purchase price at which you tender your Shares. Shareholders must make their own decision as to whether to tender Shares and, if so, how many Shares to tender and at what price or prices.
      If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to the Servicing Agent the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.
      Your instructions should be forwarded to us in ample time (at least two business days prior to the expiration of the Offer) to permit us to submit a tender on your behalf by the expiration of the Offer. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on October 14, 2005, unless the Company extends the Offer. If you do not complete the attached instruction form and return it to us by 3:00 p.m., New York City time, on Wednesday, October 12, 2005, you will be deemed to have elected not to participate in the Offer and no Shares credited to your individual Plan account with us as Servicing Agent for the Plan will be tendered in the Offer.

      The Offer is being made to all holders of Shares solely pursuant to the Offer to Purchase and the related Amended Letter of Transmittal. This Offer is not being made to (nor will any tender of Shares be accepted from or on behalf of) holders in any jurisdiction in which the making of the Offer or the acceptance of any tender of Shares therein would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary for the Company to make the Offer in any such jurisdiction and extend the Offer to holders in such jurisdiction. In any jurisdiction in which the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

Sincerely,

Wachovia Bank, N.A.
Servicing Agent

INSTRUCTIONS WITH RESPECT TO
OFFER TO PURCHASE FOR CASH
BY
CENTRAL PARKING CORPORATION
OF
UP TO 4,400,000 SHARES OF ITS COMMON STOCK
AT
A PURCHASE PRICE NOT GREATER THAN $16.00 NOR LESS THAN $14.00 PER SHARE
      On August 12, 2005, Central Parking Corporation, a Tennessee corporation (the “Company”) distributed an Offer to Purchase and Letter of Transmittal related to its modified “Dutch Auction” tender offer to purchase up to 4,400,000 shares of its common stock, par value $0.01 per share (the “Shares”), at a purchase price not greater than $16.75 nor less than $14.50 per share. The tender offer was scheduled to expire on September 30, 2005. Central Parking has extended the expiration date of the tender offer to 12:00 Midnight, New York City time, on Friday, October 14, 2005. Central Parking has also modified the range of purchase prices to not greater than $16.00 nor less than $14.00 per share. The maximum number of shares to be purchased remains 4,400,000.
      The offer to purchase was originally made upon the terms and subject to the conditions described in the Offer to Purchase dated August 12, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Original Letter of Transmittal”) previously distributed to shareholders. The Offer to Purchase was amended on August 29, 2005 and September 14, 2005, and has been amended and supplemented by the enclosed Supplement to Offer to Purchase (the “Supplement”) and the related amended Letter of Transmittal (the “Amended Letter of Transmittal”). The Offer to Purchase, the Supplement and the Amended Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”
      This will instruct you to tender to the Company the percentage of the Shares indicated below which are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer. The undersigned understands that the Company will return Shares tendered conditionally or at prices greater than the purchase price and shares not purchased because of proration.
PERCENTAGE (IN WHOLE NUMBERS) OF SHARES CREDITED TO UNDERSIGNED’S
ACCOUNT UNDER THE PLAN THAT THE UNDERSIGNED DESIRES TO BE TENDERED
AT THE PRICES (IN DOLLARS) PER SHARE SET FORTH BELOW.
(You May Tender Different Percentages Of Such Shares At Different Prices.)

OPTION 1:
TENDER SHARES AT PRICE DETERMINED BY THE DUTCH AUCTION

-----%	The undersigned wants to maximize the chance of having the Company purchase the indicated percentage of the Shares credited to the undersigned’s individual Plan account (subject to the possibility of proration). Accordingly, by filling in this blank, the undersigned hereby instructs the Servicing Agent to direct the tender of the indicated percentage of Shares credited to the undersigned’s individual Plan account at, and is willing to accept, the purchase price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share of as low as $14.00 or as high as $16.00.
 — AND/ OR —
OPTION 2:
TENDER SHARES AT PRICE(S) DETERMINED BY YOU, THE PARTICIPANT
By writing a percentage in one or more of the blanks below, the undersigned hereby instructs the Servicing Agent to direct the tender of the indicated percentage of Shares credited to the undersigned’s individual Plan account at the price that follows each such indicated percentage. This action could result in none of such Shares being purchased if the purchase price for the Shares is less than all prices indicated.
PRICE (IN DOLLARS) PER SHARE AT
WHICH SHARES ARE BEING TENDERED

-----% $14.00	-----% $14.25	-----% $14.50	-----% $14.75	-----% $15.00
-----% $15.25	-----% $15.50	-----% $15.75	-----% $16.00

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ODD LOTS

☐	By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 Shares and is tendering all of such Shares.
CONDITIONAL TENDER

☐	By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased.
                     Shares
Unless this box is completed, the tender authorized hereby will be made unconditionally. If the minimum number of Shares you so designate exceeds the number of Shares credited to your individual Plan account and eligible to be tendered as described in paragraph (1) of the accompanying letter, you will be deemed to have elected NOT to tender any such Shares in your individual Plan account, and no such Shares will be tendered.

Dated: ---------------, 2005	SIGN HERE:

Name:

Address:

Social Security or Taxpayer ID No.

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